U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

       Date of Report (Date of earliest event reported): January 27, 2005

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                           HIENERGY TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


        DELAWARE                  0 - 32093                 91-2022980
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    (State or other              (Commission               (I.R.S.
    jurisdiction                 File Number)              Identification No.)
    of incorporation)


         1601-B ALTON PARKWAY, UNIT B
         IRVINE, CALIFORNIA                               92606
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         Address of principal executive offices)        (Zip Code)


       Registrant's telephone number, including area code: (949) 757-0855

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                                 Not Applicable

          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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HiEnergy Technologies, Inc. ("we", "us" or the "Company") files this report on
Form 8-K to report the following:

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

Sale of Equity

On January 27, 2005, the Company committed to issue 1,955,555 restricted shares of common stock of HiEnergy Technologies, Inc. in exchange for cash in the aggregate amount of $880,000. The purchase was made pursuant to a Share Purchase Agreement dated February 9, 2004, and amended January 24, 2005, in which the purchaser was granted a right to buy restricted shares of common stock of the Company at $0.45 per share in a second closing. The Share Purchase Agreement as amended also provided for the issuance of warrants to purchase up to 5,764,443 shares at exercise prices between $0.45 and $1.25, and a repricing of warrants issued in the first closing such that the Company issued additional warrants to purchase 300,216 shares at various exercise prices between $0.45 and $1.25. All of the warrants expire three and one-half years following the effective date of the Company's next registration statement.

The abovementioned shares of common stock and warrants to purchase common stock were offered and sold pursuant to a Stock Purchase Agreement in the form included herein as Exhibit 10.81 in a private placement in the United States to several "accredited investors" without registration under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

ITEM 8.01 OTHER EVENTS.

On February 1, 2005, a press release was issued which the Company announced the certification by the Secretary of State of the State of Delaware of the short-form merger between the Company and HiEnergy Microdevices, Inc., a Delaware corporation (the "Subsidiary. Prior to the merger, the Company owned approximately ninety-two percent (92%) of the outstanding shares of the capital stock of the Subsidiary and the remaining eight percent (8%) was held by various individuals and entities (the "Minority Shareholders"). Upon the consummation of the merger, the Subsidiary became a wholly-owned subsidiary of the Company and the Minority Shareholders received twenty-two point three five two four (22.3524) shares of the Company's common stock for every one (1) share that was held of record by each Minority Shareholder. The merger is expected to have miniminal effect on the assets and business of the Company. Prior to the completion of the merger, all of the assets and liabilities of Microdevices had been fully reflected in the Company's consolidated financials. A copy of the press release regarding the merger is attached to this filing as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

10.81 Amended Stock Purchase Agreement (w/ Warrant)

99.1 Press Release announcing the short-form merger of HiEnergy Microdevices, Inc. with and into the Company.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HIENERGY TECHNOLOGIES, INC.

February 1, 2005                           By: /s/ Bogdan C. Maglich
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(Date)                                     Name:  Bogdan C. Maglich,
                                           CEO/Chairman, President and Treasurer